                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report:  December 4, 1996


Commission File Number:  33-57342



                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                      Colorado                              84-1158484
           ----------------------------------             --------------
           (State or other jurisdiction of                (I.R.S. Employer
           incorporation or organization)                Identification No.)



           2060 Broadway, Suite 400
           Boulder, Colorado                                     80302
           ------------------------------------------          ---------
           (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code:    (303) 444-0240
                                                              --------------

Item 5.  Other Events.

         On November 12, 1996, Black Hawk Gaming & Development Company, Inc. (the "Company") entered into or became a party to several agreements with Diversified Opportunities Group Ltd. ("Diversified") and BH Entertainment Ltd. ("BH"), both affiliated with Jacobs Entertainment, Ltd. and certain other persons either affiliated with Diversified, BH or the Company. The essential terms of all agreements are set forth below.

         1. Amended and Restated Purchase Agreement. This agreement, between the Company and Diversified, provided, among other things, as follows:

                 (a) The Company issued to Diversified 190,476 shares of its $.001 par value Common Stock at a price of $5.25 per share (an aggregate consideration of $1,000,000). In addition, Diversified loaned the Company the sum of $1,500,000 under the terms of a convertible note due November 11, 1998 and bearing interest at LIBOR plus 2%. An annual facility fee equal to one-quarter of 1% of the amount of principal outstanding is also payable by the Company.

                 (b) The foregoing note is convertible into shares of the Company's Common Stock at the price of $5.25 per share at any time upon the election of Diversified (after shareholder approval described in (d) below is obtained) or such note will automatically be converted into shares at such time as (i) Diversified has acquired or received all necessary and appropriate regulatory, licensing and other approvals from the Colorado Division of Gaming (the "Division"), the Colorado Limited Gaming Control Commission (the "Commission") and the state and local liquor licensing authorities; and (ii) the Commission approves the issuance to Black Hawk/Jacobs Entertainment LLC (the "LLC") of a retail gaming license.

                 (c) The note is secured by a first priority lien on the Company's membership interest and share of capital and profits in the LLC. The LLC was formed for the purpose of continuing the development of a hotel and casino in Black Hawk, Colorado on properties contributed to the LLC by the Company and Diversified.

                 (d) Subject to obtaining approval from the Company's shareholders in accordance with its listing requirements on the NASDAQ/NMS trading market, the Company will issue and deliver to Diversified, and Diversified shall acquire an additional convertible note in the principal amount of $6,000,000, and the first note described in (a) above shall be canceled. The second note shall contain all of the terms and conditions of the first note and shall be secured in the same manner





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
                          and is convertible into an aggregate of 1,142,857 shares of the Company's Common Stock.

                 (e) The second convertible note is convertible on the same terms and conditions and under the same circumstances as is set forth in (b) above, assuming approval of shareholders for NASDAQ listing purposes. Such shareholder approval is expected to be obtained in early January 1997.

                 (f) If approval for NASDAQ listing purposes is not obtained, the first note in the amount of $1,500,000 shall be deemed canceled and the shares acquired by Diversified, as set forth in subsection (a) above, shall be considered to have been redeemed and Diversified will be deemed to have made a $2,500,000 capital contribution to the LLC and the parties' interests in the LLC shall be adjusted from 75/25 in favor of the Company to 50/50.

                 (g) The proceeds received and to be received by the Company from the issuance of the shares and convertible notes are to be used to fund the Company's required capital contributions to the LLC.

                 (h) At such time as shareholder approval is obtained and Diversified loans the additional $4,500,000 to the Company, three officers and directors of the Company (i.e., Messrs. Robert D. Greenlee, Frank B. Day and Stephen R. Roark) are obligated to loan $750,000 to the Company, essentially on the same terms and conditions, including interest rates, maturity dates and conversion features as are set forth in the convertible notes issued and to be issued to Diversified.

                 (i) The Company, Diversified and Messrs. Greenlee and Day entered into a Shareholders' Agreement which provided that Messrs. Greenlee and Day would vote their shares for the purposes of expanding the Company's Board of Directors from 7 to 9 members, providing for a classified (staggered) Board of Directors, and approving the conversion feature of the notes issued or to be issued to Diversified. Further, at such time as Diversified has acquired at least 820,000 shares of the Company's Common Stock, Messrs. Greenlee and Day have agreed to vote their shares for five of the nine persons nominated to the Board of Directors and designated by Diversified. The Shareholders' Agreement also contains certain customary buy-sell arrangements between and among the Company, Diversified and Messrs. Greenlee and Day. The Shareholders' Agreement further provided that on closing, two of the Company's present six member Board of Directors would resign and, pursuant thereto, Messrs. Lamm and Politano resigned. The Company





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
                          previously had one existing Board vacancy. The Shareholders' Agreement then provided that the three vacancies would be filled by nominees of Diversified which were filled with the election of Jeffrey P. Jacobs, Robert H. Hughes and Martin S. Winick to the Board of Directors. In addition, Mr. Jeffrey P. Jacobs was elected Chief Executive Officer of the Company replacing Robert D. Greenlee and was elected Co-Chairman of the Board of Directors to serve along with Mr. Greenlee.

                 (j) Finally, the agreement provided that the parties would enter into the Shareholders' Agreement, a Registration Rights Agreement, a Master Joint Venture Agreement, certain Subscription Agreements, Employment Agreements and Option Agreements, all of which are discussed below.

                 (k) For further details, reference is made to the Restated and Amended Purchase Agreement, which is attached hereto as Exhibit 1 and incorporated herein by reference.

         2. Operating Agreement Among the Company and BH and Diversified Relating to the Formation and Operation of Black Hawk/Jacobs Entertainment, LLC.

                 (a) This agreement was entered into for the purpose of organizing a limited liability company under the laws of the State of Colorado and to pursue the continued development of a hotel and casino on certain properties in Black Hawk, Colorado contributed to the LLC by the parties. A description of the proposed project has been included in reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and in reports and other information provided to shareholders.

                 (b) The agreement provides that the membership interests are as follows:

                                  The Company                       75%
                                  BH                                24%
                                  Diversified                        1%

                 (c) The term of the LLC shall expire on December 31, 2036, or such other later date as may be fixed by amendment to the agreement.

                 (d) The LLC is to be managed by BH subject to certain limitations on transactions which are controlled by, and must be approved in advance, by a Policy Board consisting of five persons, three of whom have been appointed by BH and two of whom who are appointed by the Company. Upon conversion of the notes held by Diversified and





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
                          described above in the section "Amended and Restated Purchase Agreement", the Policy Board will shift with three members being appointed by the Company and two members being appointed by BH.

                 (e) The agreement contemplates that the Company's total capital contribution will be approximately $15,000,000 and that the capital contribution of BH will be approximately $5,000,000 reflecting the 75/25 membership interest ratio. It is further contemplated that approximately $40,000,000 of third party financing will be required to complete the project, which amount will be personally guaranteed by affiliates of BH, who will receive in consideration therefor a fee of approximately 2% per year for the amount subject to guarantee, payable by the LLC. The financing arrangements contemplated by the agreement are expected to be finalized in the form of a loan agreement within the next 60 days.

                 (f) The agreement contains certain buy out provisions stemming largely from an investigation, which is being conducted with respect to certain activities at the Gilpin Hotel Casino ("Casino") of which the Company is the manager. The Casino has been made aware that the Division is conducting an investigation into certain check cashing and bad check collection practices of the Casino or certain of its personnel and agents since the date of its opening. No proceedings have been initiated against the Casino in any judicial or administrative forum as of this date, although financial penalties and/or license suspension or revocation could result if material charges, such as extending credit by the Casino, are established. The Casino would vigorously contest any remedial actions brought by the Division, but the outcome of the matter is not presently determinable. The agreement, therefore, provides, among other things, as follows:

                          (i) if any license, registration, application or other form of required governmental filing for the LLC project or otherwise is denied, revoked, reserved or suspended for any reason, including the participation of a person unacceptable or unsuitable to the Division or the Commission or any other governmental authority, the Company, BH and Diversified have agreed to take all measures necessary to remedy or correct the deficiency, including expelling any persons associated with such company found unacceptable or unsuitable by the Division, the Commission or other governmental authorities;

                          (ii) in the event that on or before January 1, 1998 the Commission has not approved the retail gaming license for the LLC project casino and on or before such date BH, in its sole but





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                                  reasonable discretion, has reason to believe
                                  that the LLC casino will not receive such approval and such failure to obtain such approval is attributable to the Casino investigation, BH will have the right and option to acquire all of the Company's interest in the LLC by canceling the notes then outstanding in return for a 30% interest (thereby reducing the Company's interest to 45% in the LLC) and purchasing the remaining 45% at an amount equal to 90% of the fair market value of such interest determined by appraisal. The purchase price shall be payable pursuant to a note over a ten year period bearing interest at a rate equal to 2% in excess of the prime rate unless an earlier payoff is required under Colorado gaming laws.

                 (g) If BH has exercised the foregoing purchase right, within two years after opening the LLC casino, the Company has the right to reacquire: (i) its 30% interest in the LLC for 1,142,857 shares of its Common Stock (which would have been issued to Diversified pursuant to conversion of the notes described above), and (ii) its 45% interest in the LLC for the same amount of cash which BH paid for the Company's 45% interest in the LLC. The intent of the repurchase provision is to put the parties in the same position had the purchase and repurchase not occurred.

                 (h) In addition to the right to purchase set forth above, the agreement calls for automatic divestiture of a member's interest in the LLC if certain events occur with respect to that member of the LLC (the "Affected Member"). The divestiture events are generally as follows:

                          1. The Affected Member is charged with or convicted of any criminal offense, if a conviction of the offense in question would, pursuant to the Colorado gaming laws ("Colorado Gaming Laws"), disqualify the Affected member from obtaining a gaming license. However, where a member is only charged with a criminal offense and not convicted, and where the Commission and the Division upon request have agreed to defer pursuing any action based upon such charges against the Company's application for a gaming license, or where any such actions of the Division or Commission are subject to a stay order, then the Affected Member's interest shall not be subject to divestiture under this subsection.

                          2. The Affected Member, or any entity that it owns or controls, incurs a revocation of any Colorado gaming or alcohol beverage license, and it is determined through arbitration that





                                       5
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                                  such revocation has a material adverse affect
                                  upon the issuance to the LLC of a gaming or alcohol beverage license.

                          3. The Division issues a formal recommendation against the issuance to the LLC of an operator or retail gaming license, which recommendation cites the participation of the Affected Member as a material factor in the decision.

                          4. The Commission denies the issuance to the LLC of an operator or retail gaming license, citing the participation of the Affected Member as a factor in the decision, or the Commission conditions the issuance of a retail gaming license on the Company removing the Affected Member in the LLC or its casino operations.

                          5.      The LLC's alcoholic beverage license
                                  applications are denied by either the state or local licensing authority, citing the participation of the Affected Member as a material factor in the decision.

                          6. The Affected Member is found to be an "unsuitable person" within the meaning of the Colorado Gaming Laws.

                          7. The Commission or the Division advise the LLC in writing, or it is otherwise determined through arbitration under the agreement, that a decision on the LLC's gaming license application is being delayed beyond the later of (x) one year following the filing of the LLC's application for a retail gaming license or (y) January 1, 1998, and the LLC is advised before or after said date that the sole reason for such delay is the participation of or concerns about the Affected Member.

                 (i) The divestiture provisions operate similar to the buy out provisions above in (f). In addition, the repurchase provision operates in a fashion similar to that provided above in (g) but is effective for a period of two years from the event causing the divestiture.

                 (j) For further details, reference is made to the Operating Agreement, which is attached hereto as
                          Exhibit 2 and incorporated herein by reference.

         3.      Shareholders' Agreement.

                 (a) This Agreement was entered into by and among the Company, Diversified and Robert D. Greenlee and Frank
                          B. Day, who are two of





                                       6
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                          the seven person members of the Company's Board of
                          Directors. The Shareholders' Agreement provides that Messrs. Greenlee and Day agree to vote all of their shares for the matters set forth in Section 1(i) above.

                 (b) The Shareholders' Agreement also contains restrictions on transfer of shares and a right of first refusal on behalf of the Company and the other shareholders should any shareholder wish to sell his shares.

                 (c) For further details, reference is made to a copy of the Shareholders' Agreement attached hereto as
                          Exhibit 3 and incorporated herein by reference.

         4.      Registration Agreement.

                 (a) The Company, Diversified and Messrs. Robert D. Greenlee and Frank B. Day, two directors of the Company, entered into a Registration Rights Agreement which provides that upon the request of holders of 15% or more of the Company's Common Stock that the Company would undertake to file, at its expense, a registration statement under the Securities Act of 1933. The Agreement also provides for a demand registration right at the shareholders expense and for various piggyback registration rights should the Company elect to file a registration statement under that Act for other purposes.

                 (b) For further details, reference is made to a copy of the Registration Rights Agreement attached hereto as
                          Exhibit 4 and incorporated herein by reference.

         5.      Understanding As To Master Joint Venture Agreement.

                 (a) The Company and Diversified entered into this understanding pursuant to which every gaming activity now or in the future owned or controlled by Diversified and/or its affiliates and assignees will be offered to a joint venture, and the Company will have the right to obtain an ownership interest of up to 51% therein; provided however, that Diversified or its affiliate's or assignee's present or future interests in any gaming opportunity located at the Nautica Entertainment Complex in Cleveland, Ohio or the Colonial Downs Racetrack in Virginia or the Boardwalk Casino, Inc. in Las Vegas are excepted from the agreement.

                 (b) Likewise, every gaming opportunity, now or in the future owned or controlled by the Company and/or its affiliates and assignees, will be offered to a joint venture in which Diversified will have the right to





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                          obtain an ownership interest of up to 49% therein;
                          provided however, that the Company or its affiliate's or assignee's present or future interest in the Gilpin Hotel Casino, or the Cross Border transaction presently being pursued by Robert D. Greenlee, or the Oklahoma City, Oklahoma project with the SAC and FOX Indian Nation shall be excepted from the agreement.

                 (c) For further details, reference is made to a copy of the Understanding As To Master Joint Venture Agreement attached hereto as Exhibit 5 and incorporated herein by reference.

         6.      Assignment, Pledge and Security Agreement.

                 (a) The Company entered into this agreement with Diversified pursuant to which its entire interest in the LLC was pledged on a nonrecourse basis to secure the initial $1,500,000 convertible note issued to Diversified and which is intended to secure the $4,500,000 convertible note to be issued to Diversified by the Company, assuming shareholder approval for NASDAQ/NMS purposes is obtained as discussed above.

                 (b) For further details, reference is made to a copy of the Assignment, Pledge and Security Agreement attached hereto as Exhibit 6 and incorporated herein by reference.

         7.      Subscription Agreements.

                 (a) The Company entered into subscription agreements with Messrs. Robert D. Greenlee, Frank B. Day and Stephen
                          R. Roark, who are directors of the Company. The subscription agreements require Messrs. Greenlee, Day and Roark to loan $300,000, $300,000 and $150,000, respectively, to the Company after Diversified has loaned the Company a total of $6,000,000 pursuant to the notes described above. These loans to the Company will be made on the same basis as the notes issued to Diversified (i.e., such loans will be bear interest at the same rate and will be convertible on the same terms and conditions as Diversified's notes). It is anticipated that funding for these loans will be required of these individuals in early 1997.

                 (b) Reference is made to copies of the Subscription Agreements between the Company and Messrs. Greenlee, Day and Roark attached hereto as Exhibits 7, 8 and 9 and incorporated herein by reference.





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
         8.      Employment Agreements.

                 (a) The Company entered into employment agreements with Jeffrey P. Jacobs, its Chief Executive Officer and Co-Chairman, Stephen R. Roark, President of the Company, and Stanley Politano, Vice President of the Company.

                 (b) Each employment agreement is for a term of three years and provides for a base compensation for Messrs. Jacobs, Roark and Politano of $150,000 $125,000 and $87,000, respectively. Bonuses may be payable in the discretion of the Board of Directors.

                 (c) With respect to Mr. Jacobs' employment agreement and in addition to the base salary of $150,000 provided therein, when Mr. Jacobs or his affiliates acquire 820,000 or more shares of the Common Stock of the Company, he shall be entitled to a bonus in the amount of 2.5% of the Company's pre-tax net income in excess of $2,880,000 in each fiscal year determined in accordance with generally accepted accounting principles and determined for each calendar year (including the year of requisite share ownership) on or before March 31 of the succeeding year.

                 (d) For further details, reference is made to copies of the Employment Agreements attached hereto as Exhibits 10, 11 and 12 and incorporated herein by reference.

         9.      Option Agreements.

                 (a) At closing of the various agreements described above, the Company issued stock options under its 1996 Incentive Stock Option Plan to certain of its officers, directors and other persons associated with the Company's business, including officers, directors and consultants to Diversified, BH and their affiliates. Options were granted to purchase 300,000 underlying shares of the Company's Common Stock at prices having a weighted average of approximately $5.71 per share. One third of the options vest upon conversion of the notes held by Diversified (as described above) and 1/3 and 1/3 vest, respectively, on the second and third anniversaries of such conversion. As part of the agreement, 317,500 options which had been previously granted by the Company to its officers and directors, with exercise prices ranging from $6.75 per share to $11.00 per share were reduced to $5.62 per share (or $6.17 per share for certain holders).





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
Item 7.  Financial Statements and Exhibits.

         (a)     Financial Statements:  None.

         (b)     Exhibits:  The following are filed herewith:

Exhibit No.                                Description
-----------                                -----------
96-10-1                   Amended and Restated Purchase Agreement with
                          Convertible Note attached.

96-10-2                   Operating Agreement of BH/Jacobs Entertainment, LLC.

96-10-3                   Shareholders' Agreement.

96-10-4                   Registration Rights Agreement.

96-10-5                   Understanding as to Master Joint Venture Agreement

96-10-6                   Assignment, Pledge and Security Agreement.

96-10-7                   Subscription Agreement--Greenlee

96-10-8                   Subscription Agreement--Day

96-10-9                   Subscription Agreement--Roark

96-10-10                  Employment Agreement--Jacobs

96-10-11                  Employment Agreement--Roark

96-10-12                  Employment Agreement--Politano





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         BLACK HAWK GAMING &
                                          DEVELOPMENT COMPANY, INC.
                                         Registrant



Date:  December 4, 1996               By:  /s/ Stephen R. Roark
                                         -----------------------------------
                                           Stephen R. Roark, President

                                 EXHIBIT INDEX


Exhibit No.                                Description                           Page
-----------                                -----------                           ----
96-10-1                   Amended and Restated Purchase Agreement with
                          Convertible Note attached.

96-10-2                   Operating Agreement of BH/Jacobs Entertainment, LLC.

96-10-3                   Shareholders' Agreement.

96-10-4                   Registration Rights Agreement.

96-10-5                   Understanding as to Master Joint Venture Agreement

96-10-6                   Assignment, Pledge and Security Agreement.

96-10-7                   Subscription Agreement--Greenlee

96-10-8                   Subscription Agreement--Day

96-10-9                   Subscription Agreement--Roark

96-10-10                  Employment Agreement--Jacobs

96-10-11                  Employment Agreement--Roark

96-10-12                  Employment Agreement--Politano